As Filed with the Securities And Exchange Commission on February 8, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DAVI SKIN, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Nevada	86-0907471
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4223 Glencoe Avenue

Suite B130
Marina Del Rey, CA  90292

(Address of Registrant’s Principal Executive Offices) (Zip Code)

Consulting Agreement

(Full title of the plan)

Josh LeVine

4223 Glencoe Avenue, Suite B130

Marina Del Rey, CA  90292

(310) 827-0800

(Name, address and telephone number of agent for service)

With a copy to:

Donald S. Lee, Esq.

Buchalter Nemer

A Professional Corporation

1000 Wilshire Boulevard, Suite 1500

Los Angeles, California 90017

(213) 891-0700

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, par value $0.001 per share	200,000	$0.65	$130,000	$13.91

(1)                                  This registration statement covers the common stock issued pursuant to a consulting agreement executed with Donald B. Schwall, Jr.  In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.

(2)                                  Estimated solely for the purpose of determining the registration fee.

(3)                                  Calculated pursuant to Rule 457(c) and Rule 457(h) based upon the average of the high and low prices of the Common Stock on the Nasdaq Small Cap Market on January 03, 2007, which was $0.65.

INTRODUCTION

This Registration Statement on Form S-8 is filed by Davi Skin, Inc., a Nevada corporation (the “Corporation” or the “Registrant”) relating to 200,000 shares of its common stock, par value $0.001 per share (the “Common Stock”) issued to Donald B. Schwall, Jr. (“Consultant”), an eligible consultant to the Corporation under that certain Consulting Agreement between the Corporation and Consultant dated as of January 3, 2007.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.                                   Plan Information.

Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

Item 2.                                   Registrant Information and Employee Plan Annual Information.

Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                   Incorporation of Documents by Reference.

The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the “Commission”) are hereby incorporated in this Registration Statement by reference:

(a)           The Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005;

(b)           All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year, covered by Registrant’s latest Annual Report or prospectus referred to in (1) above, including, but not limited to the following:

i.             Form 8-K (item 5.02) filed on April 20, 2006;

ii.            Form 8-K (items 1.01, 3.02 and 9.01) filed on April 20, 2006;

iii.           Form 10QSB filed on May 22, 2006;

iv.           Form 8-K (items 4.01 and 8.01) filed on July 12, 2006;

v.            Form 8-K/A (items 4.01, 8.01 and 9.01) filed on July 17, 2006;

vi.           Form 8-K (items 1.01, 1.02, 5.02 and 8.01) filed August 9, 2006;

vii.          Form 10QSB filed on August 9, 2006;

viii.         Form 10-QSB/A filed on August 15, 2006;

ix.            Form 8-K (items 5.02, 8.01 and 9.01) filed on September 20, 2006;

x.             Form 8-K (items 1.0 and 8.01) filed on October 4, 2006;

xi.            Form 8-K (item 1.01) filed on November 15, 2006;

xii.           Form 10QSB filed on November 21, 2006;

xiii.          Form 8-K (item 1.01) filed on December 4, 2006;

xiv.         Form 8-K (item 8.01) filed on January 9, 2007.

(c)           All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such reports and documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                                   Description of Securities.

Not Applicable.

Item 5.                                   Interests of Named Experts and Counsel.

      Not Applicable.

Item 6.                                   Indemnification of Directors and Officers.

The officers and directors of the Registrant are indemnified as provided by the Nevada Revised Statutes (the “NRS”), the Articles of Incorporation and the By-Laws of the Registrant.

Section 78.7502 of the Nevada General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 78.7502 further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of another corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.  In the case of any action by or in the right of the corporation, no indemnification may be made for any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or another court of competent jurisdiction determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.  Section 78.7502 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

The Registrant’s Articles of Incorporation provide that in addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by the Corporation in its bylaws or by agreement, the expenses of officers and directors incurred in defending any threatened, pending or completed action, suit or proceeding (including without limitation, an action suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, involving alleged acts or omissions of such officer or director in his or her capacity as an officer or director of the Corporation or member, manager, or managing member of a predecessor limited liability company or affiliate of such limited liability company or while serving in any capacity at the request of the Corporation as a director, officer, employee, agent, member, manager, managing member, partner or fiduciary of, or in any other capacity for another corporation or any partnership, joint venture, trust or other enterprise shall be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.  To the extent that an officer or director is successful on the merits in defense of any such action, suit or proceeding or in the defense of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense. Notwithstanding anything to the contrary, contained in the Articles of Incorporation or in the bylaws, no director or officer may be indemnified for expenses incurred in defending any threatened, pending or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal administrative or investigative that such director or officer incurred in his or her capacity as a stockholder, including, but not limited to, in connection with any person not deemed to be entitled to Indemnification.

The By-Laws of the Registrant provide that the Registrant will indemnify its directors and officers to the fullest extent not prohibited by Nevada law; provided, however that the Registrant may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further that the Registrant shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Nevada law or (iv) such indemnification is required be made pursuant to the By-laws.

The By-Laws of the Company provide that the corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the corporation, or is, or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately such person is not entitled to be indemnified under the By-Laws or otherwise.

The By-Laws further provide that no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation in which even this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

Item 7.                                   Exemption from Registration Claimed.

Not applicable.

Item 8.                                   Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Corporation with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description of Exhibit

5.1	Opinion of Buchalter Nemer, a professional corporation
23.1	Consent of Buchalter Nemer, a professional corporation (included in Exhibit 5.1)
23.2	Consent of Child, Van Wagoner & Bradshaw, PLLC
24.1	Power of Attorney (included on the signature page of this registration statement)

Item 9.                                   Undertakings.

(1)           The undersigned Registrant hereby undertakes:

(a)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 as amended (the “Securities Act”);

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(b)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 7, 2007.

DAVI SKIN, INC.:

By:	\s\ Joseph Spellman
Joseph Spellman President and Chief Principal Executive Officer

SIGNATURES AND POWER OF ATTORNEY

The officers and directors of Davi Skin, Inc. whose signatures appear below, hereby constitute and appoint Joseph Spellman, their true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8 (including post-effective amendments), and each of the undersigned does hereby ratify and confirm that said attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Spellman		February 7, 2007
Joseph Spellman	President and Chief Principal Executive Officer
/s/ Josh Le Vine		February 7, 2007
Josh LeVine	Principal Financial and Accounting Officer and Secretary
/s/ Carlo Mondavi		February 7, 2007
Carlo Mondavi	Chairman of the Board

S-1

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Buchalter Nemer, a professional corporation
23.1	Consent of Buchalter Nemer, a professional corporation (included in Exhibit 5.1)
23.2	Consent of Child, Van Wagoner & Bradshaw, PLLC
24.1	Power of Attorney (included on the signature page of this registration statement)